Exhibit 10.1

SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT

This SECOND AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of November 29, 2023 is entered into among EVERGY, INC., a Missouri corporation (the “Borrower”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS

A. The Borrower, the Lenders, and the Administrative Agent are parties to a Term Loan Credit Agreement dated as of February 25, 2022 (as amended, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Borrower, the Lenders party hereto (constituting Required Lenders), and the Administrative Agent have agreed to amend the Existing Credit Agreement as set forth below on the terms and conditions of this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO EXISTING CREDIT AGREEMENT

1.1 Section 8.1(f) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(f)

Indebtedness Cross-Default. The Borrower or any of its Significant Subsidiaries shall (i) default in the payment of any Indebtedness (other than the Loans) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount when the same becomes due beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, after the giving of notice and/or lapse of time, if required, any such Indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired); provided that this clause (f) shall not apply to Indebtedness that becomes due as a result of (A) any sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (it being understood that this clause (f) will apply to any failure to make any payment required as a result of any such sale, transfer or other disposition, after giving effect to any grace periods applicable thereunder). and (B) (1) holders of any such Indebtedness constituting convertible indebtedness of the Borrower converting such Indebtedness pursuant to its terms into common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof, unless, in any case, such conversion results from a default thereunder or an event of the type that constitutes an Event of Default, and (2) any termination of any related swap or hedging instrument.

ARTICLE II

RESERVED

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) Amendment. The Administrative Agent shall have received an executed counterpart of this Amendment from the Borrower and each of the Lenders under the Credit Agreement constituting Required Lenders.

(b) Payments at Closing. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of counsel) to the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

4.1 The Borrower has the right, power and authority and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

4.2 The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to the Borrower where the failure to obtain such Governmental Approval or such violation would reasonably be expected to have a Material Adverse Effect, (b) violate any Organization Document of the Borrower, (c) constitute a default under any material indenture, agreement or other material instrument with respect to Indebtedness to which the Borrower is a party or by which any of its properties may be bound or any material

Governmental Approval relating to the Borrower, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Permitted Liens or (e) require any consent or authorization of, filing with (except for filings or reports under the federal securities laws or except as would not have an adverse effect on any Lender in any material respect), or other action in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents that have been obtained or for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.3 The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the Second Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty was true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty was true and correct in all respects as of such earlier date).

4.4 No Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

5.2 Loan Document; Reaffirmation. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and the other Loan Documents as amended hereby. This Amendment is limited to the matters expressly set forth herein and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Borrower acknowledges and agrees that the Credit Agreement and each other Loan Document is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms. Nothing contained in this Amendment shall be construed to constitute a novation with respect to the indebtedness described in the Credit Agreement. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

5.3 Expenses. The Borrower shall pay all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment.

5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.7 Counterparts; Integration. This Amendment may be executed and delivered via facsimile or electronic mail with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

EVERGY, INC.

By:	/s/ Geoffrey T. Ley
Name:	Geoffrey T. Ley
Title:	Vice President, Corporate Planning
and Treasurer

[Signature Page to Second Amendment]

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender

By:	/s/ Jesse Tannuzzo
Name: Jesse Tannuzzo
Title: Director

[Signature Page to Second Amendment]

TD BANK, N.A., as a Lender

By:	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael E Termnick
Name: Michael E Temnick
Title: Senior Vice President

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jacqueline G. Margetis
Name: Jacqueline G. Margetis
Title: Director

[Signature Page to Second Amendment]

REGIONS BANK, as a Lender

By:	/s/ Lawrence P. Sullivan
Name: Lawrence P. Sullivan
Title: Managing Director

[Signature Page to Second Amendment]